                                  FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported)
                                   10/2/01

                       Commission File Number 00030074

                                APO HEALTH, INC.
                               ------------------
            (Exact name of registrant as specified in its charter)


                 Nevada                              86-0871787
                --------                            ------------
    (State or other jurisdiction of      (IRS Employer Identification No.)
     incorporation or organization)



                3590 Oceanside Road, Oceanside, New York 11575
               ------------------------------------------------
                   (Address of principal executive offices)

                                (800) 365-2839
                               ----------------
                        (Registrant's telephone number)

                        InternetFinancialCorp.com, Inc.
                         1055 W. Hastings St., Ste 900
                      Vancouver, British Columbia, Canada
                          Former fiscal year: April 30
             (Former name, former address and former fiscal year,
                         If changed since last report)

                                (516) 763-5631
                               ----------------
                (Registrant's facsimile, including area code)

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                                ITEMS REPORTED

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On or about October 2, 2001, the registrant terminated its engagement with its independent accountant, Malone & Bailey, PLLC, located in Houston, Texas. Also on or about that date, the Company engaged Linder & Linder Certified Public Accountants of Dix Hills, New York as its new independent accountant.

Malone & Bailey audited and reported on the Company's consolidated balance sheet as of September 30, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 2000. In its report for that period, Malone & Bailey did not issue any adverse opinions or disclaimers of opinion, nor was the report modified as to uncertainty, audit scope or accounting principles.

There were no disagreements between the Company and Malone & Bailey during the registrant's most recent fiscal year nor were there disagreements in any subsequent interim period(s) preceding the date of the termination with respect to any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Malone & Bailey's satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.

The change in accountants was approved by the board of directors on or about October 2, 2001

ITEM 5. OTHER INFORMATION

N/A

                                  SIGNATURES

Pursuant of the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               APO Health, Inc.
                                 (Registrant)



        DATE:     2/26/02           By:    /s/ Jan Stahl
                                        ----------------------------
                                         Jan Stahl, President





Exhibit Index

16.4 Former Accountant's response letter (Malone & Bailey, PLLC)